EXHIBIT 10.1 (b)



                                 FIRST AMENDMENT
                                     TO THE
                           FREMONT GENERAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         Effective July 1, 2001, the Fremont General Corporation Supplemental Executive Retirement Plan (the "SERP"), originally effective April 4, 2001, is amended as follows:

         FIRST:  Section 2.1(g) is amended in its entirety to read as follows:

         g) "COMPENSATION" shall mean all of a Participant's Compensation (as defined in the Investment Incentive Plan), except as follows. First, the rules of Code Section 401(a)(17) shall not apply. Second, Compensation shall include Salary Deferrals (but not Deferral Contributions, ESOP Excess Contributions, or any other contributions under the SERP). Third, Compensation shall not include compensation earned by a Participant prior to the date his employer becomes an Employer as defined herein.

         SECOND:  Section 2.1(j) is amended in its entirety to read as follows:

         j) "EMPLOYER" shall mean the Company and any Affiliate which is designated by the Board of Directors and which approves adoption of the SERP by appropriate corporate action. As of April 4, 2001, the only Employers are Fremont General Corporation and Fremont Investment and Loan. As of July 1, 2001, the following companies shall also be included in the definition of "Employer:" Fremont Life Insurance Company, Fremont Indemnity Company, and Fremont Compensation Insurance Group.

         DATED:   May 31, 2001



                                                 FREMONT GENERAL CORPORATION


                                                 By: /s/ RAYMOND G. MEYERS
                                                     ---------------------
                                                 Raymond G. Meyers, Senior Vice
                                                 President